UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2021

XpresSpa Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 309-7549

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       As previously announced, on September 22, 2020, the Board of Directors of XpresSpa Group, Inc., a Delaware corporation (the “Company”), approved the XpresTest, Inc. 2020 Equity Incentive Plan (the “Subsidiary Plan”), under which equity awards may be made in respect of 200 shares (the “Subsidiary Plan Shares”) of authorized but unissued common stock, par value $0.01 per share, of XpresTest, Inc., a Delaware corporation and majority-owned subsidiary of the Company (“XpresTest”), and certain named executive officers and directors of the Company are eligible to participate in the Subsidiary Plan.

On January 21, 2021, XpresTest approved the issuance of 60 shares of restricted stock under the Subsidiary Plan to each of Mr. Douglas Satzman, the Company’s Chief Executive Officer, and Bruce T. Bernstein, the Chairman of the Board of Directors of the Company, pursuant to a Restricted Stock Award Agreement under the Subsidiary Plan. The restricted stock is immediately vested. In addition, the Restricted Stock Award Agreements each contain an antidilution provision pursuant to which XpresTest agreed to issue such additional shares of XpresTest common stock to each such individual (for no additional consideration) sufficient to maintain share ownership interest for each such individual of and at 6% of the total capital stock of XpresTest on a fully-diluted basis, including all options, warrants, convertible securities, and other rights to acquire capital stock, including shares reserved for equity plans not yet allocated, but in the case of convertible debt, only at the time that such convertible debt converts into capital stock, or at such time that a specific conversion ratio is established pursuant to the operation of such instrument) through and until immediately prior to the sale and issuance of XpresTest’s capital stock in a bona fide equity or convertible note financing which assumes that the enterprise value XpresTest is at or above $100 million.

The foregoing summary of the Restricted Stock Award Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Restricted Stock Award Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XpresSpa Group, Inc.

Date: January 22, 2021	By:	/s/ Douglas Satzman
	Name:	Douglas Satzman
	Title:	Chief Executive Officer